As Filed with the Securities and Exchange Commission on November 30, 2000
                                               Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              SITESTAR CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            NEVADA                                       88-0397234
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

       16133 Ventura Boulevard, Suite 635,
                  Encino CA                               91436
      (Address of Principal Executive Offices)          (Zip Code)


                   SITESTAR CORPORATION 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Clinton J. Sallee
                       16133 Ventura Boulevard, Suite 635
                                 Encino CA 91436
                                 (818) 981 4519
            (Name, Address and Telephone Number of Agent for Service)

                                 With a copy to:
                               Alan C. Sklar, Esq.
                       Sklar Warren Conway & Williams LLP
                          221 N. Buffalo Drive, Suite A
                             Las Vegas, Nevada 89145
                                 (702) 360-6000

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                      Proposed     Proposed
                                      Maximum      Maximum
Title of Each Class                   Offering     Aggregate    Amount of
of Securities to be    Amount to be   Price Per    Offering    Registration
    Registered         Registered(1)    Share       Price       Fee(1)(2)
---------------------  ------------   ---------    ---------   ------------
Common Stock, par       3,000,000       $0.155      $465,000     $122.76
 value $0.001
-------------------------------------------------------------------------------

(1) This Registration Statement covers any additional shares of Common Stock which become issuable under the Sitestar Corporation 1998 Stock Option Plan of Sitestar Corporation by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on November 29, 2000 as reported on Over the Counter Bulletin Board.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in Part I, Items 1 and 2 will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided with a written statement notifying them that upon written or oral request they will be provided, without charge, (a) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (b) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address and telephone number to which the request is to be directed.


                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Sitestar Corporation hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

     1. The Annual Report on Form 10-KSB for the year ended December 31, 1999, filed with the SEC on April 13, 2000 and amended on April 12 and April 19, 2000.

     2. The Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, filed with the SEC on May 15, 2000, August 14, 2000 and November 14, 2000, respectively; and

     3. The description of our common stock set forth in the Amendment No. 4, Registration Statement on Form 10-SB, filed with the SEC on March 31, 2000.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada General Corporation Law allows us to indemnify our officers and directors from liability incurred by reason of the fact that he or she is or was an officer or director of the corporation. We may authorize such indemnification if we determine that it is proper under the circumstances. This determination can be authorized based on a vote of our stockholders, by a majority vote of a quorum of directors who were not parties to the relevant legal action, or under certain circumstances, by independent legal counsel in a written opinion. The indemnification can include, but is not limited to, reimbursement of all fees, including amounts paid in settlement and attorney's fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit by the officer or director. The Restated Articles of Incorporation and the By-Laws of Sitestar Corporation contain provisions relating to indemnification of officers and directors. Those provisions appear below.

Article XII of the Articles of Incorporation of Sitestar Corporation provides as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Article X, Section 3 of the By-Laws of Sitestar Corporation provides as follows:

Subject to applicable law, the corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of our company as to which indemnification is being sought.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.  EXHIBITS.

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, this 29th of November, 2000.

                              SITESTAR CORPORATION
                                   (Registrant)


                             By: /s/ CLINTON J. SALLEE
                                 -----------------------
                                 Clinton J. Sallee
                                 President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 29, 2000.


    Signature                     Title                                Date

/s/ Frederick T. Manlunas     Chairman of the Board            November 29, 2000
-------------------------
Frederick T. Manlunas

/s/ Clinton J. Sallee         President and Chief Executive    November 29, 2000
--------------------------    Officer (Principal Accounting
Clinton J. Sallee             Officer)

/s/ Kevork Zoryan             Director                         November 29, 2000
--------------------------
Kevork Zoryan

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
3.1(i) Articles of Incorporation of the Registrant (December 17, 1992) (filed as Exhibit 3.1(i) to the Form 10-SB filed with the Commission on October 22, 1999 and hereby incorporated by referenced).

3.1(ii)        Amended  Articles  of  Incorporation  (July 29, 1998)  (filed  as
               Exhibit 3.1(ii) to the Form 10-SB filed with the Commission on October 22, 1999 and hereby incorporated by referenced)

3.1(iii) Amended Articles of Incorporation (October 26, 1998) (filed as Exhibit 3.1(iii) to the Form 10-SB filed with the Commission on October 22, 1999 and hereby incorporated by referenced)

3.1(iv)        Amended  Articles  of  Incorporation  (July 14, 1999) (filed  as
               Exhibit 3.1(iv) to the Form 10-SB filed with the Commission on October 22, 1999 and hereby incorporated by referenced)

3.1(v)         Amended  Articles  of  Incorporation  (July 28,  1999) (filed  as
               Exhibit 3.1(v) to the Form 10-SB filed with the Commission on October 22, 1999 and hereby incorporated by referenced)

3.2 By-laws of the Registrant (December 17, 1992)(filed as Exhibit 3.2(I) to the Form 10-SB filed with the Commission on October 22, 1999 and hereby incorporated by referenced)

5.1. Opinion of Sklar Warren Conway & Williams LLP as to the validity of the Common Stock being registered hereunder.

23.1           Consent of Merdinger, Fruchter, Rosen & Corso, P.C.

23.2 Consent of Sklar Warren Conway & Williams LLP (Reference is made to Exhibit 5.1).

99.1           Sitestar Corporation 1998 Stock Option Plan.